UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to Rule Sec.240.14a-12

PolarityTE, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PolarityTE, Inc.

1960 S 4250 W

Salt Lake City, UT 84104

(800) 560-3983

October 9, 2020

Dear Stockholder,

You are cordially invited to attend the 2020 Annual Meeting (the “Annual Meeting”) of stockholders of PolarityTE, Inc., to be held at 10:00 a.m., Mountain Time, on Thursday, November 19, 2020, at our corporate offices located at 1960 S 4250 W, Salt Lake City, UT 84104.

Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read carefully. If you are a registered stockholder attending the Annual Meeting in person you may revoke your proxy and vote during the Annual Meeting, even if you have previously submitted a proxy.

We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain stockholders on the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of record at the close of business on September 25, 2020. At the same time, we provided those stockholders with access to our online proxy materials and filed our proxy materials with the SEC. We believe furnishing proxy materials to our stockholders on the Internet will allow us to more promptly provide stockholders the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you have received the Notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the Notice.

It is important that your common shares be represented at the Annual Meeting regardless of whether you attend the meeting in person. Accordingly, after reading the accompanying proxy materials, please promptly submit your proxy by Internet, telephone, or mail as described in the Proxy Statement or the Notice.

Your continuing interest in our Company is greatly appreciated.

Sincerely,

David Seaburg, Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held November 19, 2020

To the Stockholders of PolarityTE, Inc.:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of stockholders (the “Annual Meeting”) of PolarityTE, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m., Mountain Time on Thursday, November 19, 2020, or such later date or dates as such Annual Meeting date may be adjourned, at our corporate offices located at 1960 S 4250 W, Salt Lake City, Utah, for the following purposes:

1.	Elect as a Class III director the nominee named in the Proxy Statement;
2.	Approve, by a non-binding advisory vote, the compensation of our named executive officers;
3.	Ratify the appointment of EisnerAmper LLP as our independent public accountant for the fiscal year ending December 31, 2020;
4.	Approve an amendment to the Company’s 2020 Stock Option and Incentive Plan to add 2,000,000 shares of common stock to the number of shares available for awards; and
5.	Transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

Only stockholders of record at the close of business on the record date, September 25, 2020, are entitled to notice of, and to vote at, the Annual Meeting. The Company is requiring that all persons attending the meeting at the corporate offices wear a mask, and the Company will have masks available for anyone who does not bring one. Stockholders who refuse to wear a mask will not be admitted.

We began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about October 9, 2020 to stockholders of record at the close of business on September 25, 2020. The Notice contains instructions on how to access our Proxy Statement, our 2019 Annual Report, and the form of proxy on the Internet, as well as instructions on how to request a paper copy of the proxy materials.

By Order of the Board of Directors of PolarityTE, Inc.,

David Seaburg, Chief Executive Officer

BEFORE YOU VOTE, access the proxy materials in one of the following ways prior to the Annual Meeting:

●	To view Online: Have available the information printed in the box marked by the arrow → XXXX XXXX XXXX XXXX provided in your Notice and visit: www. proxyvote.com. You may visit www. proxyvote.com 24 hours a day, seven days a week, prior to 11:59 p.m., Eastern Time, on November 18, 2020.

●	To view a paper copy: If you would like to receive a paper copy, you must request a paper copy of the proxy materials. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

By Internet at: www.proxyvote.com	By Telephone: 1-800-579-1639

POLARITYTE, INC.

1960 S 4250 W

Salt Lake City, UT 84104

PROXY STATEMENT

Annual Meeting of Stockholders to be Held on November 19, 2020

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PolarityTE, Inc. (the “Company”, “our”, “us” or “we”) for use at the Annual Meeting of stockholders of the Company to be held on Thursday, November 19, 2020, at 10:00 a.m. Mountain Time at our corporate offices located at 1960 S 4250 W, Salt Lake City, UT 84104, and any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon:

1.	The election of one Class III director nominated by the Board of Directors (the “Board”) for a three-year term ending at the annual meeting of stockholders in 2023;
2.	Approval, by a non-binding advisory vote, of the compensation of our named executive officers;
3.	The ratification of the appointment of EisnerAmper LLP as our independent public accountant for the fiscal year ending December 31, 2020;
4.	Approve an amendment to the Company’s 2020 Stock Option and Incentive Plan to add 2,000,000 shares of common stock to the number of shares available for awards; and
5.	The transaction of such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

Only stockholders of record at the close of business on the record date, September 25, 2020, are entitled to notice of, and to vote at, the Annual Meeting. The Company is requiring that all persons attending the meeting at the corporate offices wear a mask, and the Company will have masks available for anyone who does not bring one. Stockholders who refuse to wear a mask will not be admitted.

We began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about October 9, 2020 to stockholders of record at the close of business on September 25, 2020. The Notice contains instructions on how to access our Proxy Statement, our 2019 Annual Report, and the form of proxy on the Internet, as well as instructions on how to request a paper copy of the proxy materials.

Notice of Internet Availability of Proxy Materials

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement, and our 2019 Annual Report, by providing access to such documents on the Internet. Generally, stockholders will not receive printed copies of the proxy materials unless they request them. A Notice of Internet Availability of Proxy Materials that provides instructions for accessing our proxy materials on the Internet has been mailed directly to registered stockholders. Registered stockholders who prefer to receive a paper copy of our proxy materials must follow the instructions provided in the Notice of Internet Availability of Proxy Materials for requesting such proxy materials.

The Notice of Internet Availability of Proxy Materials also provides instructions regarding how registered stockholders may vote their common shares on the Internet. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote.

A notice that directs beneficial owners of our common shares to the website where they can access our proxy materials should be forwarded to each beneficial owner by the broker, bank, or other holder of record who is considered the registered stockholder with respect to the common shares of the beneficial owner. Such broker, bank or other holder of record should also provide each beneficial owner of our common shares with instructions on how the beneficial owner may request a paper copy of our proxy materials. Beneficial owners have the right to direct their broker, bank, or other holder of record on how to vote their common shares by following the voting instructions they receive from their broker, bank, or other holder of record.

To enroll in the electronic delivery service for future stockholder meetings, use your Notice of Internet Availability of Proxy Materials (or proxy card, if you received a printed copy of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

ABOUT THE MEETING – QUESTIONS AND ANSWERS

Why am I receiving these materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may complete, sign, and return a proxy by following the instructions in the Notice or, if you receive a paper copy of the proxy materials, the proxy card. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail proxy materials to stockholders of record entitled to vote at the Annual Meeting who requested paper copies on or about October 9, 2020. Further, we intend to mail the Notice to stockholders of record entitled to vote at the Annual Meeting who have not requested paper copies on or about October 9, 2020.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www. proxyvote.com or call 1-800-579-1639. Please have your Notice in hand when you access the website or call and follow the instructions provided.

How Many Votes Do I Have and Who Can Vote?

Each holder of common stock is entitled to one vote per share of common stock. As of the Record Date, there were 38,917,913 shares of common stock outstanding and entitled to vote at the Annual Meeting, and there were approximately 111 stockholders of record. From November 8, 2020, through November 19, 2020, you may inspect a list of stockholders eligible to vote for any purpose germane to the Annual Meeting. The list of stockholders will be made available at our offices during normal business hours. If you would like to inspect the list, please contact our Corporate Secretary at PolarityTE, Inc., at 1960 S 4250 W, Salt Lake City, UT 84104, telephone number (800) 560-3983, to arrange a visit to our offices. In addition, the list of stockholders will be available for viewing by stockholders at the Annual Meeting.

How Do I Vote?

If our common shares are registered in your name directly with our transfer agent, Equity Stock Transfer Company, you are considered, with respect to those common shares, a holder of record (which we also refer to as a “registered stockholder”). If you hold our common shares in a brokerage account or through a bank or other holder of record, you are considered the beneficial holder or beneficial owner of the common shares, which is often referred to as holding the common shares in “street name”.

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether the proxy should vote your shares “for” each nominee for director or the proxy should “withhold” voting your shares for each nominee for director, and whether you desire to vote your shares for or against or abstain from voting with respect to each of the other proposals. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If you are a registered stockholder, you may vote:

●	By Internet. You can use the Internet to vote up until 11:59 p.m., Eastern Time, on November 18, 2020, by going to www.proxyvote.com, and following the instructions on your Notice or proxy card and the website.

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●	By Telephone: Call 1-800-690-6903. You can use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on November 18, 2020. Have your Notice or proxy card in hand when you call and follow the instructions.
●	By Mail: If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than November 18, 2020, to be voted at the Annual Meeting.
●	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If you are a beneficial owner of our common shares, you should have received a notice that directs you to the website where you can access our proxy materials as well as voting instructions from the broker or other nominee holding your common shares. You should follow the voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your common shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Common shares held beneficially may not be voted by the beneficial owner during our Annual Meeting.

How Does the Board Recommend That I Vote on the Proposals?

The Board recommends that you vote as follows:

●	FOR the election of the Board’s nominee as a Class III director;
●	FOR approval, by a non-binding advisory vote, of the compensation of our named executive officers as set forth in this Proxy Statement;
●	FOR ratification of the selection of EisnerAmper LLP as our independent public accountant for our fiscal year ending December 31, 2020; and
●	FOR approval of an amendment to the Company’s 2020 Stock Option and Incentive Plan to add 2,000,000 shares of common stock to the number of shares available for awards.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

May I Change or Revoke My Proxy?

If you are a registered stockholder, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:

●	signing and returning a new proxy card with a later date – only your latest completed, signed and dated proxy card received by November 18, 2020, will be counted;
●	submitting a later-dated vote by telephone or via the Internet – only your latest telephone or Internet voting instructions received by 11:59 p.m., Eastern Time, on November 18, 2020, will be counted;
●	attending the Annual Meeting in person and voting again at the Annual Meeting; or
●	delivering a written revocation to our Secretary at 1960 S 4250 W, Salt Lake City, UT 84104, to be received no later than November 18, 2020.

If you are a beneficial owner of our common shares, you must contact the broker or other nominee holding your common shares and follow the instructions of the broker or other nominee for revoking or changing your vote.

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” on the proxy card for each account to ensure that all your shares are voted.

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Will My Shares Be Voted If I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the Annual Meeting as described above under “How Do I Vote?” If your broker cannot vote your shares on a matter because it has not received instructions from you and does not have discretionary voting authority on that matter, or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” The New York Stock Exchange (“NYSE”) has rules that govern brokers who have record ownership of listed company stock (including stock such as ours that is listed on the Nasdaq Capital Market) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, broker or other nominees who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“routine matters”), but do not have the discretion to vote uninstructed shares as to certain other matters (“non-routine matters”). Under NYSE interpretations, Proposal 1 (election of Class III directors), Proposal 2 (advisory vote to approve executive compensation), and Proposal 4 (approval of an amendment to the 2020 Stock Option and Incentive Plan) are considered non-routine matters, and Proposal 3 (the ratification of our independent public accountant) is considered a routine matter.

If you are a beneficial owner of our common shares and you do not provide voting instructions to the broker or other nominee that holds your shares, the broker or other nominee has the authority, even if it does not receive instructions from you, to vote your unvoted shares for Proposal 3 (the ratification of our independent public accountant), but does not have authority to vote your unvoted shares on any of the other proposals submitted to stockholders for a vote at the Annual Meeting. We encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Class III Director. Peter A. Cohen, our nominee as a Class III director, will be elected if he receives the most favorable votes for the position (also known as a plurality). You may either vote FOR the nominee or WITHHOLD your vote for the nominee. Votes that are withheld will not be included in the vote tally for the election of directors. Brokers and other nominees do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approval, by a non-binding advisory vote, of the compensation of our named executive officers. The advisory vote will approve the compensation of our executive officers if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will not be counted as votes either for or against this proposal. While the results of this advisory vote are non-binding, the Compensation Committee of the Board and the Board value the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for executive officers. Brokers and other nominees do not have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 3: Ratification of the Appointment of EisnerAmper LLP as Our Independent Public Accountant. Pursuant to the Company’s bylaws ratification of the appointment of the Company’s independent public accountant is determined by a majority of votes cast affirmatively or negatively. Accordingly, abstentions will have no effect on the outcome of the vote. Brokers and other nominees have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker or nominee does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint the Company’s independent accountant, and approval of this proposal does not limit the ability of the Audit Committee of the Board to replace our independent public accounting firm at any time. If our stockholders do not ratify the appointment of EisnerAmper LLP as the Company’s independent public accountant for the fiscal year ending December 31, 2020, the Audit Committee of the Board may reconsider its appointment.

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Proposal 4: Approval of an Amendment to the Company’s 2020 Stock Option and Incentive Plan to Add 2,000,000 Shares of Common Stock to the Plan. Pursuant to the Company’s bylaws approval of the amendment to the Company’s 2020 Stock Option and Incentive Plan (the “2020 Plan”) to add 2,000,000 shares of common stock to the number of shares available for awards is determined by a majority of votes cast affirmatively or negatively. Accordingly, abstentions will have no effect on the outcome of the vote. Brokers and other nominees do not have authority to vote customers’ unvoted shares held in street name on the matter of approval of the amendment to the 2020 Plan. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote and will have no effect on the results of the vote on the amendment to the 2020 Plan.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Who is paying for this proxy solicitation?

This solicitation of proxies is made by and on behalf of the Board. In addition to mailing the Notice or, if applicable, paper copies of this Notice of Annual Meeting of Stockholders, Proxy Statement, the proxy card, and our 2019 Annual Report to registered stockholders as of the close of business on the Record Date, the brokers and other nominees holding our common shares for beneficial owners must provide a notice as to where they can access our proxy materials to persons for whom they hold our common shares in order that such common shares may be voted. Solicitation may also be made by our directors, officers, and other Company employees telephonically, electronically, or by other means of communication. Directors, officers, and Company employees who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation.

The Company will reimburse Broadridge Investor Communication Solutions, Inc., as well as broker/dealers, financial institutions and other custodians, fiduciaries and nominees, who are record holders of common shares not beneficially owned by them, for their reasonable costs in sending proxy materials to the beneficial owners of the common shares entitled to vote at the Annual Meeting. The Company will bear the costs incurred in connection with the solicitation of proxies on behalf of the Board, other than any Internet access or telephone usage fees that may be charged to stockholders.

What Interest Do Officers and Directors Have in Matters to Be Acted Upon?

Members of the Board and executive officers of the Company do not have any interest in any proposal that is not shared by all other stockholders of the Company except for Proposal 1 (a member of the Board is a nominee for election), Proposal 2 (our executive officers are recipients of the compensation being evaluated by stockholders), and Proposal 4 (directors and executive officers are potential recipients of awards under the 2020 Plan).

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Our Board currently consists of six members and is divided into three classifications:

●	Class I Directors, whose terms expire at the 2021 Annual Meeting of Stockholders, Jeff Dyer and Minnie Baylor-Henry,
●	Class II Directors, whose terms expire at the 2022 Annual Meeting, Willie C. Bogan, Chris Nolet, and Jessica Shen, and
●	One Class III Director, whose term expires at the Annual Meeting, Peter A. Cohen.

One Class III Director is up for election at the Annual Meeting. The Board has unanimously approved the nomination of Peter A. Cohen for election as a Class III director. If elected, Mr. Cohen will serve until the 2023 Annual Meeting of Stockholders and until a successor is named and qualified, or until his earlier resignation or removal.

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Unless otherwise indicated by the stockholder, the accompanying proxy will be voted for the election of Mr. Cohen. Although the Company knows of no reason why Mr. Cohen could not serve as a director, if he is unable to serve, the accompanying proxy may be voted for a substitute nominee.

Peter A. Cohen, age 73, joined the Board in June 2018 and became Chairman of the Board in August 2019. Mr. Cohen has served as Vice Chairman of the Board and Lead Independent Director of Scientific Games Corporation since September 2004. Mr. Cohen was Chairman of Cowen Inc. (formerly known as Cowen Group, Inc.), a diversified financial services company, and served as Chairman and Chief Executive Officer from 2009 through December 2017. Mr. Cohen was a founding partner and principal of Ramius LLC, a private investment management firm formed in 1994 that was combined with Cowen in late 2009. Mr. Cohen served as a member of the board of directors of Chart Acquisition Corp. (which, as a result of a business combination, is now known as Tempus Applied Solutions Holdings, Inc.) from 2013 to 2015. From November 1992 to May 1994, Mr. Cohen was Vice Chairman of the Board and a director of Republic New York Corporation, as well as a member of its executive management committee. Mr. Cohen was Chairman and Chief Executive Officer of Shearson Lehman Brothers from 1983 to 1990. Mr. Cohen is qualified to serve as a member of the Board because of his experience in capital markets and finance, his experience with analyzing and evaluating financial statements and related budgetary matters, and his knowledge of commercial and business practices.

Vote Required

Mr. Cohen will be elected if he receives the most favorable votes for the Class III director position (also known as a plurality). You may either vote FOR the nominee or WITHHOLD your vote for the nominee. Votes that are withheld will not be included in the vote tally for the election of the director. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

The Board recommends a vote for the election of Mr. Cohen as a Class III director, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our Board endeavors to promote good governance practices and recognizes the interest our stockholders have in our executive compensation program. As part of that effort, and as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders are being asked to approve a non-binding advisory resolution on the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement. This proposal provides stockholders the opportunity to express their views on our 2019 executive compensation program. In considering your vote you should review the information on our compensation program and decisions regarding the NEOs presented in “Executive Officers.”

We endeavor to adopt compensation plans for our NEOs that will allow us to attract, motivate, and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholders’ vote, commonly referred to as a “say-on-pay vote,” gives you as a stockholder the opportunity to approve or not approve the compensation of our NEOs that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed in this Proxy Statement, including the compensation tables and narrative discussion.

Because your vote is advisory, it will not be binding on either the Board or the Company. However, the Company’s Compensation Committee will consider the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements. In addition, your non-binding advisory vote described in this Proposal 2 will not be construed: (1) as overruling any decision by the Board of Directors, any board committee or the Company relating to the compensation of the NEOs, or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee or the Company.

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Vote Required

The advisory vote to approve the compensation of our executive officers will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will not be counted as votes cast for or against this proposal. While the results of this advisory vote are non-binding, the Compensation Committee of the Board and the Board value the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address any concerns raised by the vote and when making future compensation decisions for executive officers.

The Board recommends that stockholders vote for the approval of the compensation of our NEOs, as stated in the above non-binding resolution, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

The Audit Committee has appointed EisnerAmper LLP (“EisnerAmper”), independent public accountant, to audit our financial statements for the fiscal year ending December 31, 2020. The Board proposes that the stockholders ratify this appointment. We expect that representatives of EisnerAmper may be present at the Annual Meeting in person or by telephone.

The following table sets forth the fees billed by EisnerAmper LLP (“EisnerAmper”), for the year ended December 31, 2019, the two-month period ended December 31, 2018, and the fiscal year ended October 31, 2018, for the categories of services indicated.

	Year Ended December 31, 2019 ($)	Two Months Ended 12/31/18 ($)	Year Ended October 31, 2018 ($)
Audit Fees	604,467	285,200	485,210
Audit Related Fees	—	—	—
Tax Fees	—	—	—
Other Fees	—	—	—
Total Fees	604,467	285,200	485,210

Audit fees consist of fees billed for professional services rendered for the audit of our financial statements and review of interim consolidated financial statements included in quarterly reports and services that are normally provided by the principal accountants relating to statutory and regulatory filings or engagements.

Audit related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not included in audit fees.

Tax fees consist of fees billed for professional services for tax compliance, tax advice, and tax planning. These services include preparation of federal and state income tax returns.

Other fees consist of fees for products and services other than the services reported in the categories described above.

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Audit Committee Pre-approval Policies and Procedures

Our Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, our compliance with legal and regulatory requirements, and the quality of our internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board, which is available on our website at www.polarityte.com. The Audit Committee is responsible for selecting, retaining, and determining the compensation of our independent public accountant, approving the services it will perform, and reviewing the performance of the independent public accountant. The Audit Committee reviews with management and our independent public accountant our annual financial statements reported in our Form 10-K and our quarterly financial statements reported in our Forms 10-Q. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2019, the Audit Committee took the following actions:

●	reviewed and discussed with management and EisnerAmper the audited financial statements for the fiscal year ended December 31, 2019;
●	discussed with EisnerAmper the matters required to be discussed in accordance with the rules set forth by the Public Company Accounting Oversight Board (“PCAOB”), relating to the conduct of the audit;
●	received written disclosures and the letter from EisnerAmper regarding its independence as required by applicable requirements of the PCAOB regarding EisnerAmper’s communications with the Audit Committee and the Audit Committee further discussed with EisnerAmper its independence; and
●	considered the status of pending litigation, taxation matters, and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

Our Audit Committee approved all services that our independent accountants provided to us for the year ended December 31, 2019, the two-month period ended December 31, 2018, and the fiscal year ended October 31, 2018.

Vote Required

Pursuant to the Company’s bylaws ratification of the appointment of the Company’s independent public accountant is determined by a majority of the votes cast affirmatively or negatively. Accordingly, abstentions will have no effect on the outcome of the vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint the Company’s independent accountant. However, if our stockholders do not ratify the appointment of EisnerAmper LLP as the Company’s independent public accountant for the fiscal year ending December 31, 2020, the Audit Committee of the Board may reconsider its appointment.

The Board recommends a vote for the ratification of the appointment of EisnerAmper LLP as independent public accountant, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2020 STOCK OPTION AND INCENTIVE PLAN TO ADD 2,000,000 SHARES OF COMMON STOCK FOR AWARDS

On October 1, 2020, the Board adopted an amendment (the “Amendment”) to the 2020 Stock Option and Incentive Plan (“2020 Plan”) that increases the initial number of shares of common stock available for awards under the 2020 Plan by 2,000,000 shares, subject to approval by our stockholders at the Annual Meeting. That is the only proposed change to the 2020 Plan. On September 25, 2020, there were 70,190 shares available for awards under the 2020 Plan out of the 3,000,000 shares originally authorized under the 2020 Plan. The full text of the 2020 Plan as modified by the Amendment is attached to this proxy statement as Annex A.

The Amendment will become effective on the date it is approved by our stockholders. In addition to the increase in shares provided for in the Amendment, the number of shares authorized for awards under the 2020 Plan will automatically increase pursuant to the terms of the 2020 Plan on January 1, 2021, by an amount equal to four percent of the issued and outstanding shares of our common stock on December 31, 2020. At September 25, 2020, there were 38,917,913 shares of common stock issued and outstanding, and without taking into consideration any additional shares that may be issued from that date to the end of 2020 an additional 1,556,716 shares would become available for future awards under the 2020 Plan. Consequently, a total of 3,626,906 shares would be available for awards on January 1, 2021, assuming the Amendment is approved. After the Amendment becomes effective we will continue to make awards under the 2019 Equity Incentive Plan (the “2019 Plan”) and the 2017 Equity Incentive Plan (the “2017 Plan”) to the extent of the number of shares that are not subject to outstanding awards.

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The Board believes that stock-based incentive awards can play an important role in our success by encouraging and enabling our employees, officers, non-employee directors and consultants upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire a proprietary interest in the Company. The Board believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. In addition, the Company has used equity awards rather than cash to pay additional compensation to executives and employees with a view to preserving cash for operations, and it should be expected the Company will use equity awards for providing additional compensation to executives and employees in the future. The 2020 Plan is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors, and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board or the Compensation Committee.

As of September 25, 2020, there were stock options to acquire 5,054,686 shares of common stock outstanding under our equity compensation plans, with a weighted average exercise price of $9.73 and a weighted average remaining term of 7.68 years. In addition, as of September 25, 2020, there were 3,926,984 unvested full value awards with time-based vesting forfeiture terms under our equity compensation plans. Other than the foregoing, no awards under our equity compensation plans were outstanding as of September 25, 2020. As of September 25, 2020, there were 1,349,846 shares of common stock available for issuance under our equity compensation plans. Awards outstanding under the 2019 Plan and 2017 Plan will continue to be subject to the terms of those plans and if those awards subsequently expire, are forfeited or canceled, or are settled in cash, the shares subject to those awards will continue to be available for new awards under the 2019 Plan and the 2017 Plan, as the case may be.

Stockholder Approval and Board Recommendation

Stockholder approval of the Amendment is being sought in order to (i) satisfy the stockholder approval requirements under the rules of Nasdaq Stock Market, LLC (“Nasdaq”), and (ii) obtain stockholder approval of the number of shares that may be subject to incentive stock options under Internal Revenue Code (“Code”) Section 422.

The Board recommends that our stockholders vote “for” the Amendment to the 2020 Plan because it will provide us with a share reserve that will enable us to continue to provide a competitive mix of compensation to our key employees. Unless a contrary choice is specified, proxies solicited by the Board will be voted “for” approval of the Amendment to the 2020 Plan.

Factors Considered in Setting Size of Requested Share Reserve

In setting the proposed number of shares to be added to the 2020 Plan by the Amendment, the Board considered several factors, including the following:

The Company’s three-year average burn rate. The Company’s three-year average “burn rate” was approximately 27.3% for calendar years ending December 31, 2017, 2018 and 2019. “Burn rate” is defined as the total number of shares subject to awards granted to participants in a single calendar year expressed as a percent of the Company’s basic weighted average common shares outstanding for that calendar year. The 2017 burn rate was 54.2%, compared to a burn rate of 15.3% in 2018 and 12.4% in 2019. The total number of stock awards issued under the 2020 Plan, 2019 Plan, and 2017 Plan in calendar year 2019 was 3,107,075.

Estimated duration of shares available for issuance under the 2020 Plan. Based on the 2,000,000 shares to be added by the Amendment to the 2020 Plan, an estimated carryover of 1,349,846 unused shares from our existing equity incentive plans, the assumption that 1,556,716 shares would become available for future awards under the 2020 Plan on January 1, 2021, the Company’s burn rate over the past three calendar years as described above and other considerations it appears the requested addition to the share reserve will be sufficient to accommodate any equity awards that may be considered for issuance in 2021.

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Dilution Analysis. As of September 25, 2020, our capital structure consisted of 38,917,913 shares of common stock outstanding and 1,349,846 shares of common stock remaining available for grant of awards under the 2020 Plan, 2019 Plan, and 2017 Plan. As proposed in the Amendment, an additional 2,000,000 shares of common stock will be available for issuance pursuant to awards under the 2020 Plan. The table below shows our potential dilution (referred to as “overhang”) based on our fully diluted shares of common stock, the authorization of 2,000,000 additional shares of common stock for awards under the 2020 Plan, giving effect at September 25, 2020, to the authorization of an additional 1,556,716 shares for awards under the 2020 Plan that we have assumed would occur January 1, 2021, and 1,349,846 shares that remain available for awards under the 2020 Plan, 2019 Plan, and 2017 Plan. The 4,906,562 shares of common stock that would be available under the 2020 Plan and existing equity incentive plans represent approximately 9.4% of fully diluted shares of common stock. The Board believes that this number of shares of common stock under the 2020 Plan and existing equity incentive plans will enable the Company to continue granting equity awards, which are important components of the Company’s equity compensation program.

Based solely on the closing price of our common stock as reported by the Nasdaq Capital Market on September 25, 2020, and the maximum number of shares that would have been available for awards as of such date under the 2020 Plan assuming approval of the Amendment and giving effect to the authorization of an additional 1,556,716 shares for awards under the 2020 Plan that we have assumed would occur January 1, 2021, the maximum aggregate market value of the common stock that could potentially be issued under the 2020 Plan is approximately $3.7 million.

Stock Options Outstanding as of September 25, 2020 (1)	5,054,686
Weighted Average Exercise Price of Stock Options Outstanding as of September 25, 2020	$9.73
Weighted Average Remaining Term of Stock Options Outstanding as of September 25, 2020	7.68 years
Outstanding Full Value Awards as of September 25, 2020 (2)	3,926,984
Total Equity Awards Outstanding as of September 25, 2020	8,981,670
Shares Available for Grant under the Existing Equity Incentive Plans	1,349,846
New Shares Added to the 2020 Plan	2,000,000
Estimated Number of New Shares Added to the Plan January 1, 2021	1,556,716
Total Shares Available for Awards under the 2020 Plan and Existing Equity Incentive Plans	4,906,562
Total Potential Overhang under the under the 2020 Plan and Existing Equity Incentive Plans	13,888,232
Shares of Common Stock Outstanding as of September 25, 2020	38,917,913
Fully Diluted Shares of Common Stock (3)	52,079,807
Potential Dilution of 4,906,562 shares as a Percentage of Fully Diluted Shares of Common Stock	9.4%

(1)       Includes (i) 0 stock options granted under the 2020 Plan, (ii) 867,672 stock options granted under the 2019 Plan, for which all underlying shares could again become available for issuance under that plan, (iii) 4,042,014 stock options granted under the 2017 Plan, for which all underlying shares could again become available for issuance under that plan (iii) 0 stock options granted under the 2016 Equity Incentive Plan; and (iv) 145,000 share awards granted under plans that predate the foregoing plans..

(2)       Includes the number of shares subject to the following outstanding awards: time-based restricted share awards – 726,338 shares; and, time-based restricted share unit awards – 3,200,646 shares.

(3)       The “Fully Diluted Shares of Common Stock” in the foregoing table consists of the “Shares of Common Stock Outstanding as of September 25, 2020” plus the “Total Potential Overhang under the 2020 Plan and Existing Equity Incentive Plans” described in the foregoing table, minus all outstanding restricted stock awards that are already included in the number of “Shares of Common Stock Outstanding as of September 25, 2020.”

The Board believes the granting of equity awards as a component of executive compensation allows us to align the interests of officers and other employees who are selected to receive awards with those of our stockholders. The Amendment, which adds 2,000,000 shares to the 2020 Plan, is intended to enable us to formulate and implement a compensation program that will attract, motivate and retain officers and other employees who we expect will contribute to our success. Furthermore, the additional shares will allow the Company to pay additional compensation to executives and employees it believes is appropriate in the future in equity rather than cash, thereby reducing our cash burn. The Board believes that awards that are made possible by approval of the Amendment and addition of shares to the 2020 Plan are a vital component of our compensation program and, accordingly, that it is important that an appropriate number of shares of common stock be authorized for issuance under the 2020 Plan.

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Description of the 2020 Stock Option and Incentive Plan

The major features of the 2020 Plan are summarized below and the summary assumes the Amendment is approved. The summary is qualified in its entirety by reference to the full text of the 2020 Plan, which is attached to this proxy statement as Annex A.

Plan Shares. The maximum number of shares of common stock to be issued under the 2020 Plan is 5,000,000 (the “Initial Limit”). The increase of the Initial Limit pursuant to the Amendment from 3,000,000 shares to 5,000,000 shares is the only proposed change to the 2020 Plan as previously approved by the stockholders in 2019. The 2020 Plan also provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2021, by four percent of the issued and outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the Board. Shares of common stock that are forfeited, cancelled, held back upon the exercise or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of common stock or otherwise terminated (other than by exercise) under the 2020 Plan are added back to the shares of common stock available for issuance under the 2020 Plan. However, shares we reacquire on the open market will not be added to the reserved pool under the 2020 Plan.

Administration. The 2020 Plan will be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2020 Plan. The Compensation Committee may delegate to a committee consisting of one or more officers the authority to grant awards to participants who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not on such committee, subject to certain limitations and guidelines.

Eligibility; Plan Limits. All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the 2020 Plan, subject to the discretion of the Compensation Committee. As of September 15, 2020, approximately 101 individuals would be eligible to participate in the 2020 Plan, which includes four executive officers, 85 employees who are not executive officers, six non-employee directors, and six consultants. There are certain limits on the number of awards that may be granted under the 2020 Plan. For example, the maximum number of shares that may be issued in the form of incentive stock options may not exceed the lesser of (i) the Initial Limit, as cumulatively increased on each January 1 by four percent of the number of shares of stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares approved by the Compensation Committee, and (ii) the annual limit on the number of shares covered by the stock option required for the stock option to qualify as an incentive stock option under the Code.

Stock Options.

The 2020 Plan permits the granting of (i) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (ii) options that do not so qualify. Options granted under the 2020 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the Nasdaq Capital Market on the date immediately preceding the grant date. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2020 Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

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Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature that reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals or continued employment with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights, but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria or service shall not be paid unless and until such conditions are satisfied.

Restricted Stock Units. The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock (or cash, if so provided in the specific award) subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals or continued employment with the Company through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock that are free from any restrictions under the 2020 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the 2020 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

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Change of Control Provisions. The 2020 Plan provides that upon the effectiveness of a “sale event,” as defined in the 2020 Plan, all outstanding awards may be assumed, substituted or otherwise continued by the successor entity. To the extent that the successor entity does not assume, substitute or otherwise continue such awards, upon the effective time of the sales event the 2020 Plan and all outstanding awards that remain unexercised or settled will terminate. When a sales event occurs and outstanding awards are not assumed, substituted or continued, except as may be otherwise specifically provided in an award certificate, all options and stock appreciation rights with time-based vesting conditions or restrictions that are not vested or exercisable immediately prior to the effective time of the sale event may become fully vested and exercisable as of the effective time of the sale event at the discretion of the Compensation Committee, all other awards with time-based vesting, conditions or restrictions may become fully vested and non-forfeitable as of the effective time of the sale event at the discretion of the Compensation Committee, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Compensation Committee’s discretion or to the extent specified in an award certificate. In addition, the Company may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration paid in the sales event and the exercise price of the options or stock appreciation rights. The Compensation Committee shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration paid in the sales event multiplied by the number of vested shares under such awards.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2020 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2020 Plan, to certain limits in the 2020 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2020 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have their tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to exercise or vesting. The Compensation Committee may also require awards to be subject to mandatory share withholding up to the required withholding amount.

Amendments and Termination. The Board may at any time amend or discontinue the 2020 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under Nasdaq rules any amendments that materially change the terms of the 2020 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2020 Plan. It does not describe all federal tax consequences under the 2020 Plan, nor does it describe state or local tax consequences.

Incentive Options

No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

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If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with other awards under the 2020 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for awards under the 2020 Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Equity Compensation Plan Information

The following table provides information on our compensation plans at December 31, 2019 under which equity securities are authorized for issuance.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,374,988		$15.45	5,353,257
Equity compensation plans not approved by security holders (1)	155,000		$10.13	-0-
Total	4,529,988	$		5,353,257

(1)       These plans are individual grants of stock options to one consultant and four employees in connection with their engagement or employment by us. Each stock option vests in 24 monthly installments subject to continued engagement or employment. The grant date, number of shares, and exercise price for each stock option granted are as follows:

Grant Date	No. of Shares	Exercise Price
02/28/2017	50,000	$4.72
03/10/2017	10,000	$6.57
04/05/2017	75,000	$13.12
04/10/2017	10,000	$14.25
04/10/2017	10,000	$14.25

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Vote Required

Pursuant to the Company’s bylaws approval of the Amendment to the Company’s 2020 Plan to add 2,000,000 shares of common stock to the number of shares available for awards is determined by a majority of votes cast affirmatively or negatively. Accordingly, abstentions will have no effect on the outcome of the vote. Brokers and other nominees do not have authority to vote customers’ unvoted shares held in street name on the matter of approval of the Amendment to the 2020 Plan. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote and will have no effect on the results of the vote on the Amendment to the 2020 Plan.

The Board recommends a vote for approval of the 2020 Plan, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Independence of Directors

Our Board is currently comprised of six members. The Board has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based upon this review, the Board has determined that, Peter A. Cohen, Jeff Dyer, Willie C. Bogan, Minnie Baylor-Henry, Chris Nolet, and Jessica X. Shen are “independent directors” as defined by the rules of the Nasdaq Stock Market.

Board Leadership Structure and Risk Management

The Board believes that the Company’s stockholders are best served if the Board retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, the Board may combine or separate the roles of the chief executive officer and chairman, as it deems advisable and in the best interests of the Company and its stockholders.

The independent directors have concluded that the most effective leadership structure for the Company at the present is to maintain separation between the persons serving in the offices of the chief executive and chairman of the board. Accordingly, David Seaburg serves as the Chief Executive Officer and Peter A. Cohen serves as non-executive Chairman of the Board. We believe that separating these positions allows the Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight, of management. Our Board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to the management role in the current business environment, as well as the commitment required of our Chairman to facilitate the Boards’ oversight responsibilities. While our bylaws and our corporate governance guidelines do not require that our Chairman and chief executive functions be separate, our Board believes that having separation is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, regulatory approval of our products and ongoing compliance, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

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The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, we expect the chairman of the relevant committee will report on this process to the full Board as circumstances dictate. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Director Attendance at Board, Committee, and Other Meetings

Directors are expected to attend Board meetings and meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. The Board does not have a policy on director attendance at the Company’s annual meeting.

The non-management directors (who also constitute all the independent directors) meet in executive sessions in connection with regularly scheduled Board meetings and at such other times as the non-management directors deem appropriate.

In calendar year 2019, the Board held five regular and four special meetings, the non-management directors held five regular and four special executive sessions, the Audit Committee held four regular meetings, the Compensation Committee held two regular meetings, and the Nominating and Governance Committee held one regular meeting. Each director attended 75% or more of the regular and special meetings of the Board and of the committees on which he or she served that were held during his or her term of office. Each of the non-management (and independent) directors attended 75% or more of the regular and special executive sessions that were held during his or her term of office.

Committees of the Board

Our Board has three standing committees: Audit, Compensation, and Nominating and Governance. Each of the committees is solely comprised of and chaired by independent directors, each of whom the Board has affirmatively determined is independent pursuant to the rules of the Nasdaq Stock Market. Each of the committees operates pursuant to its charter. Each of the committees annually reviews its committee charter. As appropriate, each committee may propose revisions to its charter, which are coordinated through the Nominating and Governance Committee and then submitted for consideration by the Board. The responsibilities of each committee are described in more detail below. The charters for the three committees are available on the Company’s website at http//www.polarityte.com/ by following the link to “Investor Relations” and then to “Corporate Governance.”

Audit Committee

The Audit Committee, among other things, is responsible for:

●	appointing, approving the compensation of, overseeing the work of, assessing the independence, qualifications, and performance of, and determining the retention of the independent auditors;
●	representing and assisting the Board in its oversight responsibilities regarding the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, including the integrity of the financial statements;
●	reviewing the internal audit function;
●	overseeing the preparation of the report required by SEC rules for inclusion in the Company’s annual proxy statement;
●	approving, in advance, audit and any permissible non-audit services performed by our independent auditor;

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●	reviewing the adequacy and effectiveness of our internal controls, including periodically receiving reports from the Company’s independent auditors, principal executive officer, and principal financial and accounting officer regarding the Company’s system of internal controls;
●	approving related person transactions; and
●	reviewing and discussing the Company’s practices with respect to risk assessment and risk management.

The Board has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and the rules of the Nasdaq Stock Market. The Board has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. The members of the Audit Committee are Chris Nolet (chairperson), Peter A. Cohen, and Jeff Dyer. The Board has determined that Chris Nolet, the Audit Committee chairperson, meets the qualification requirements of an audit committee financial expert as defined in Item 407 of Regulation S-K.

Compensation Committee

The Compensation Committee is responsible for establishing and administering our executive compensation policies. The role of the Compensation Committee is to (i) formulate, evaluate and approve compensation of the Company’s directors, executive officers and key employees, (ii) oversee all compensation programs involving the use of the Company’s stock, and (iii) produce, if required under the securities laws, a report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders. The duties and responsibilities of the Compensation Committee, among other things, include:

●	oversee the assessment of the incentives and risks arising from or related to the Company’s compensation policies and practices, including but not limited to those applicable to executive officers, and evaluate whether the incentives and risks are appropriate;
●	review and approve goals and objectives relevant to an executive officer’s compensation package, establish a procedure for evaluating an executive officer’s performance, annually evaluate the performance of an executive officer in conjunction with the Nominating and Governance Committee in light of the goals and objectives established, and review with an executive officer the results of the Committee’s performance evaluation;
●	review, at least annually, and set the base salary and annual and long-term incentive compensation of executive officers, after considering their annual evaluations;
●	review and make periodic recommendations to the Board as to the Company’s incentive-compensation plans and equity-based plans;
●	administer the Company’s equity incentive plans;
●	to the extent applicable, review and discuss with management any discussion, analysis, or related disclosures that SEC rules may require be included in the Company’s annual report and proxy statement; and
●	review and consider recommendations from the Nominating and Governance Committee with respect to the compensation and benefits of non-employee directors and recommend any changes to the Board that the Committee deems appropriate.

When appropriate, the Compensation Committee may, in carrying out its responsibilities, form and delegate authority to subcommittees or to executive officers. The Chief Executive Officer and Chief Operating Officer play a role in determining the compensation of our other executive officers by evaluating the performance of those executive officers. These evaluations are then reviewed by the Compensation Committee. This process leads to a recommendation for any changes in salary, bonus terms and equity awards, if any, based on performance, which recommendations are then reviewed and approved by the Compensation Committee.

The Compensation Committee has the authority, at the Company’s expense, to select, retain, terminate and set the fees and other terms of the Company’s relationship with any outside advisors who assist it in carrying out its responsibilities, including compensation consultants or independent legal counsel.

The Board has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee. The Compensation Committee consists of Peter A. Cohen (chairperson), Jessica X. Shen, and Jeff Dyer. The Board has affirmatively determined that each member of the Compensation Committee meets the additional independence criteria applicable to compensation committee members under SEC and Nasdaq rules.

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Nominating and Governance Committee

The Nominating and Governance Committee, among other things, is responsible for:

●	assisting the Board in determining the desired experience, mix of skills and other qualities to provide for appropriate Board composition, considering the current Board members and the specific needs of the Company and the Board;
●	conducting candidate searches, interviewing prospective candidates and conducting programs to introduce candidates to the Company, its management and operations, and confirming the appropriate level of interest of such candidates;
●	advising the Board regarding the size and composition of the Board and its committees;
●	coordinating matters among committees of the Board;
●	overseeing the performance of the Board and its Committees;
●	conducting an annual review of the performance of the Office of the Chief Executive in conjunction with the Compensation Committee;
●	proposing to the Board the slate of corporate officers of the Company and reviewing the succession plans for the executive officers;
●	recommending to the Board and monitoring matters with respect to governance of the Company;
●	overseeing the Company’s compliance program, including the Company’s codes of conduct and the Company’s policies and procedures for monitoring compliance; and
●	recommending ways to enhance services to and improve communications and relations with the Company’s stockholders.

The Board has adopted a written charter setting forth the authority and responsibilities of the Nominating and Governance Committee. The Nominating and Governance Committee consists of Willie C. Bogan (chairperson), Minnie Baylor-Henry, and Chris Nolet.

Consideration of Director Nominees

We seek directors with high standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Nominating and Governance Committee and the Board, which do not have a formal diversity policy, consider diversity in a broad sense when evaluating board composition and nominations; and they seek to include directors with a diversity of experience, professions, skills, and backgrounds that will enable them to make contributions to the Board and the Company, both as individuals and as part of a group of directors. In determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.

The Nominating and Governance Committee will consider director candidates recommended by stockholders, and its process for considering such recommendations is no different than its process for screening and evaluating candidates suggested by directors, management of the Company, or third parties.

Corporate Governance Matters

We are committed to maintaining strong corporate governance practices that benefit the long-term interests of our stockholders by providing for effective oversight and management of the Company. Our governance policies, including our Code of Business Ethics and Practices and Committee Charters, can be found on our website at http://www.polarityte.com/ by following the link to “Investor Relations” and then to “Corporate Governance.”

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The Nominating and Governance Committee reviews our corporate governance policies, Code of Business Ethics and Practices, and Committee Charters periodically in order to consider our policies and charters in light of developments at the Company, changes in regulations and listing requirements, and the continuing evolution of best practices in the area of corporate governance.

Code of Conduct

Our Code of Business Ethics and Practices (the “Code”), which was adopted January 11, 2019, applies to the Company’s employees, directors, and officers (“Covered Persons”). This includes our Chief Executive Officer, our Chief Financial Officer, and our Chief Operating Officer, among others. We require that they avoid conflicts of interest, comply with applicable laws, protect Company assets, and conduct business in an ethical and responsible manner and in accordance with the Code. The Code prohibits employees from taking unfair advantage of our business partners, competitors, and employees through manipulation, concealment, misuse of confidential or privileged information, misrepresentation of material facts, or any other practice of unfair dealing or improper use of information. The Code requires employees to comply with all applicable laws, rules, and regulations wherever in the world we conduct business. This includes applicable laws on privacy and data protection, and anti-corruption and anti-bribery. Our Code is publicly available and can be found on our website at http://www.polarityte.com/ by following the link to “Investor Relations” and then to “Corporate Governance.”

Communications with the Board of Directors

Stockholders and other parties may communicate directly with the Board or the relevant board member by addressing communications to:

PolarityTE, Inc.

c/o Corporate Secretary

1960 S 4250 W

Salt Lake City, Utah 84104

All stockholder correspondence will be compiled by our corporate secretary and forwarded as appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and stockholders who own more than 10% of the Company’s stock to file forms with the SEC to report their ownership of the Company’s stock and any changes in ownership. The Company assists its directors and executives by identifying reportable transactions of which it is aware and preparing and filing the forms on their behalf. All persons required to file forms with the SEC must also send copies of the forms to the Company. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filings during the past fiscal year were filed on a timely basis and that all directors, executive officers and 10% beneficial owners have fully complied with such requirements during the calendar year ended December 31, 2019, except that: Cameron Hoyler filed one report on Form 4 one day late, and Peter Cohen, Jeffrey Dyer, and Willie Bogan each failed to file a Form 4 reporting the vesting of restricted stock units, which was subsequently reported by each of them in a Form 5 filing.

Report of Audit Committee

PolarityTE’s Audit Committee reports to and acts on behalf of the Board of Directors. A brief description of the primary responsibilities of the Audit Committee is included under “Committees of the Board — Audit Committee” above. Management has primary responsibility for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent auditor, EisnerAmper LLP (“EisnerAmper”), is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the Company’s internal controls over financial reporting.

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The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019, with management and EisnerAmper. The Audit Committee also discussed with EisnerAmper the matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board (PCAOB). In addition, the Audit Committee has received the written disclosures and the PCAOB-required letter from EisnerAmper regarding its communications with the Audit Committee concerning independence, and the Committee has discussed with EisnerAmper its independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2019 be included in the Company’s Annual Report on Form 10-K for fiscal year 2019, which was filed with the SEC.

Audit Committee of the Company’s Board of Directors on March 12, 2020 (filing date for the Form 10-K):

Rainer Erdtmann, Chair
Peter A. Cohen
Jeff Dyer

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the common stock of the Company as of September 25, 2020 by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company’s common stock, (ii) each of the Company’s current directors and nominees for director, (iii) each individual who meets the definition of “named executive officer” under SEC regulations, and (iv) all directors and executive officers of the Company as a group. The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power, and also includes any shares that the person has the right to acquire within 60 days of the date as of which the beneficial ownership determination is made. Applicable percentages are based upon 38,917,913 voting shares issued and outstanding as of September 25, 2020 and treating any shares that the holder has the right to acquire within 60 days as outstanding for purposes of computing their percent ownership. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned, subject to community property laws where applicable, and addresses are c/o PolarityTE, Inc., 1960 S 4250 W, Salt Lake City, UT 84104.

	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock
Executive Officers and Directors (1):

Peter A. Cohen	212,852	0.5
Jeff Dyer	226,067	0.6
Willie C. Bogan	74,534	0.2
Minnie Baylor-Henry	58,681	0.2
Chris Nolet	-0-	-0-
Jessica X. Shen	-0-	-0-
David Seaburg	603,499	1.5
Richard Hague	399,766	1.0
Jacob Patterson	65,983	0.2
Cameron Hoyler	548,371	1.4

Executive Officers and Directors as a Group (10 persons)	2,189,753	5.5

Greater than 5% Holders:

Denver Lough (2) 1287 E. 530 North, Orem, UT 84097	7,185,190	18.5

Barry Honig (3) 555 S. Federal Hwy, #450, Boca Raton, FL 33432	2,278,114	5.9

Gatemore Special Opportunities Master Fund Ltd. (4) 4400 Biscayne Blvd., Suite 850, Miami, FL 33137	2,928,753	7.4

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(1)       Includes the following number of shares of options that were exercisable or restricted share awards expected to vest within 60 days of September 25, 2020: Peter A. Cohen, 26,961; Jeff Dyer, 12,791; Willie C. Bogan, 6,378; Minnie Baylor-Henry, 10,423; David Seaburg, 76,248; Richard Hague, 50,166; Jacob Patterson, 5,000; and, Cameron Hoyler, 24,999.

(2)       The stock information for Dr. Lough is based solely on information supplied to us by him, or included in statements on Schedule 13D filed by Dr. Lough with the SEC on December 23, 2019, or other public documents filed by Dr. Lough with the SEC. His most recent Form 4 states that he has direct beneficial ownership of 7,162,968 shares and that an additional 22,222 shares are expected to be issued to him under a restricted stock award within 60 days following September 25, 2020. Dr. Lough previously served as the Company’s Chairman, Chief Executive Officer and Chief Scientific Officer beginning on December 1, 2016, and also served as a director of the Company. Pursuant to a “Settlement Terms” agreement dated August 21, 2019, he resigned all his offices with the Company and from the Board of Directors, which was accepted by the Board effective on August 26, 2019. As part of the Settlement Terms agreement, Dr. Lough’s executive employment agreement with the Company was terminated, except for specific sections that survive termination. Dr. Lough has advised the Company he believes the settlement between the parties includes an agreement to modify his equity awards previously granted under the Company’s 2017 Equity Incentive Plan to accelerate vesting of all awards and extend the exercise period for the stock options to ten years from the original grant date. The Company has advised Dr. Lough it does not agree that modification to his equity awards was included in the settlement or agreed to by the parties, and the disagreement has yet to be resolved.

(3)       The stock information for Mr. Honig is based on information contained in an amendment to Schedule 13G filed with the Securities and Exchange Commission on December 13, 2019. As stated in that filing, the shares listed for Mr. Honig include (i) 1,296,800 shares of common stock held by Twipee Incorporated (“Twipee”), (ii) 483,054 shares of common stock held by GRQ Consultants, Inc. Roth 401K FBO Barry Honig (“Roth 401K”), (iii) 434,952 shares of common stock held by GRQ Consultants, Inc. 401K (“401K”), (iv) 49,308 shares of common stock held by GRQ Consultants, Inc. Roth 401K FBO Renee Honig (“Renee 401K”) and (v) 14,000 shares of common stock held by GRQ Consultants, Inc. (“GRQ Inc.”). Barry Honig’s father, Alan S. Honig (“Alan Honig”), and Barry Honig’s wife, Renee Honig (“Renee Honig”), are co-trustees of each of 401K, Roth 401K and Renee 401K. Alan Honig, is the President of each of GRQ Inc. and Twipee. Renee Honig is the sole shareholder and Secretary of Twipee. Both Alan Honig and Renee Honig are directors of Twipee. By virtue of his current relationship with his father with regard to the shares of common stock held by 401K, Roth 401K, Renee 410K, GRQ Inc. and Twipee, and the spousal relationship with his wife with regard to the shares of common stock held by 401K, Roth 401K, Renee 401K and Twipee, Barry Honig may have influence on all of the shares of common stock held by each of 401K, Roth 401K, Renee 401K, GRQ Inc. and Twipee, and may be deemed, directly or indirectly, to have beneficial ownership of all such shares of common stock.

(4)       The stock information for Gatemore Special Opportunities Master Fund Ltd. (the “Gatemore Fund”) is based on information contained in a Schedule 13D filed with the Securities and Exchange Commission (as amended on June 26, 2020). Gatemore Capital Management LLP (“Gatemore LLP”) is the investment manager of the Gatemore Fund and Liad Meidar is the managing partner of Gatemore LLP. Accordingly, Gatemore LLP and Mr. Meidar may be deemed to have shared voting and investment control with respect to the securities held by the Gatemore Fund. The 2,928,753 shares listed for the Gatemore Fund includes 500,000 shares of common stock issuable upon the exercise of warrants held by the Gatemore Fund.

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BOARD OF DIRECTORS

Members of the Board

The following table sets forth the names and ages of all our directors.

Peter A. Cohen	73	Class III Director, Chairman
Jeff Dyer, PhD	61	Class I Director
Willie C. Bogan	71	Class II Director
Minnie Baylor-Henry	72	Class I Director
Chris Nolet	63	Class II Director
Jessica X. Shen	55	Class II Director

The following is a summary of the background and qualifications of each of our directors, except Peter A. Cohen whose background and qualifications are presented under “Proposal No. 1 Election of Directors” above.

Jeff Dyer, PhD, was appointed to our Board on March 2, 2017. Dr. Dyer has served as the Horace Beesley Professor of Strategy at Brigham Young University since September 1999. From August 1993 until September 1999 he served as an Assistant Professor at Wharton School, University of Pennsylvania, and from July 1984 until September 1988 he served as Management Consultant and Manager of Bain & Company. Dr. Dyer received his Bachelor of Science degree in psychology and MBA from Brigham Young University and his PhD in management from University of California, Los Angeles. Dr. Dyer is qualified to serve as a member of the Company’s Board because of his extensive business and management expertise and knowledge of capital markets.

Willie C. Bogan, JD, joined the Board in April 2018. Mr. Bogan served as Associate General Counsel and Corporate Secretary of McKesson Corporation (“McKesson”), a San Francisco-based healthcare services and information technology company (which relocated its headquarters to Las Colinas, TX in 2019) currently ranked 7th on the Fortune 500, from July 2009 until his retirement from McKesson in November 2015. He joined McKesson in November 2006 as Associate General Counsel and Assistant Secretary. Before joining McKesson, Mr. Bogan held senior advisory positions at the following public companies in the San Francisco Bay Area: Bank of America; Safeway; Charles Schwab; and Catellus Development Corporation, a real estate development company. Prior to becoming in-house counsel, he was a partner at Steinberg Miller Bogan & Goldstein in Manhattan Beach, California. He started his law career as a law firm associate in Los Angeles, California. Mr. Bogan graduated Phi Beta Kappa and Summa Cum Laude from Dartmouth College where he majored in Spanish. He received an M.A. degree in Politics and Economics from Oxford University where he studied as a Rhodes Scholar. He earned his J.D. degree from Stanford Law School. Mr. Bogan is qualified to serve as a member of the Board because of his knowledge of the healthcare industry and his experience as an advisor to public companies and their boards of directors on securities law and corporate governance matters.

Minnie Baylor-Henry, RPh, JD, joined the Board in December 2018. She is a regulatory affairs leader who provides regulatory strategic support services to life sciences companies through her consulting firm, B-Henry & Associates. Before starting her consulting company, Ms. Baylor-Henry was employed by Johnson & Johnson (“J&J”) and members of the J&J health care group in a number of positions, including: Worldwide Vice President Regulatory Affairs - Medical Devises for J&J from January 2011 to March 2015; Vice President - Medical & Regulatory Affairs – Specialty Pharmaceuticals, and Vice President-Regulatory Affairs – Over-the-Counter Products for McNeil Consumer Health Care from August 2003 to October 2008; and, Senior Director, Regulatory Affairs for RW Johnson Pharmaceutical Research & Development Corporation from July 1999 to August 2003. From October 2008 to October 2010, Ms. Baylor-Henry served as the National Director Regulatory Affairs Life Sciences for Deloitte. For eight years prior to August 1999, Ms. Baylor-Henry served in several positions with the U.S. Food & Drug Administration, including Director/Branch Chief – Division of Drug Marketing, Advertising and Communications, National Health Fraud Coordinator – Office of Regulatory Affairs/ Federal/ State Relations, and Regulatory Review Officer. From July 2018, to the present Ms. Baylor-Henry has served as a director of scPharmaceuticals, Inc., a publicly held company engaged in the business of developing technologies that enable the subcutaneous administration of therapies that have previously been limited to intravenous delivery. Ms. Baylor-Henry received her pharmacy degree from Howard University’s College of Pharmacy and a law degree from Catholic University’s Columbus School of Law. Ms. Baylor-Henry is qualified to serve as a member of the Board because of her knowledge of the healthcare industry and experience with the regulatory regimen applicable to biologic and pharmaceutical products.

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Chris Nolet joined the Board in April 2020. Mr. Nolet has more than 39 years of experience in various leadership roles in the audit services profession and in the life sciences industry. Mr. Nolet was an audit partner at Ernst & Young LLP (“EY”), a professional services firm, from November 2001 to June 2019. While at EY, he led the West EY Life Sciences Industry Group and continues to serve on both the Executive Committee and Finance Committee (Chair) of the California Life Sciences Industry Association. He was also a member of the Finance & Investment Committee and Emerging Companies Section of BIO (the Biotechnology Innovation Organization). Prior to EY, Mr. Nolet was a partner at PricewaterhouseCoopers LLP from 1991 to 2001. Mr. Nolet holds a B.S. in Accounting from San Diego State University and is a Certified Public Accountant (CPA - inactive) in California. Mr. Nolet currently serves on the board of directors of Viela Bio, Inc., and Revance Therapeutics, Inc. Our Board believes that Mr. Nolet’s experience with multiple life sciences companies ranging from growing venture-capital backed startups to Fortune 100 companies, combined with his financial expertise as a California CPA, makes him qualified to serve on our Board.

Jessica X. Shen, MD, joined the Board in July 2020. Since April 2015 Dr. Shen has served in a number of positions of global responsibility at Royal Philips, a publicly held health technology company, including, Sr. VP, Head of Global Regulatory, Medical, Clinical & HEOR Affairs, Global Government Regulations & Standards; Head of Quality, Greater China form December 2019 to the present; VP, Head of Global Regulatory, Medical, Clinical & HEOR Affairs, Global Government Regulations & Standards; Head of Quality, Greater China, form July 2018 to December 2019; and, VP, Head of Global Regulatory & Clinical Affairs, Global Government Regulations & Standards; Head of Quality, Greater Chins, from April 2015 to July 2018. Prior to April 2015, Dr. Shen served as Vice President, Clinical Development & Regulatory Affairs in the Global Surgery Group at Johnson & Johnson. Dr. Shen earned her medical degree at Nanjing Medical College, Nanjing, P.R. China, and her Master of Science, Food Science and Nutrition, from the University of Kentucky. Dr. Shen is qualified to serve as a member of the Board because of her broad global experience with clinical and regulatory affairs, health industry quality strategy and compliance, and device/drug/biologic products.

Board Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2019, to each of our current and former directors, except for David Seaburg whose compensation information is presented in the executive summary compensation table, below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(4)		Option Awards ($)(1)(4)	All Other Compensation ($)		Total ($)

Peter A. Cohen	55,000	17,355		-0-	-0-		59,310
Jeff Dyer	61,000	64,834	(2)	-0-	53,363	(2)	179,197
Jon Mogford	57,000	72,222	(2)	-0-	63,492	(2)	197,714
Minnie Baylor-Henry	37,500	12,574		-0-	-0-		50,074
Willie C. Bogan	55,000	-0-		-0-	-0-		55,000
Rainer Erdtmann	32,500	-0-		27,422	-0-		59,922
Steve Gorlin(3)	39,194	123,628	(2)	-0-	101,755	(2)	264,576

(1)       The figures in these columns represent the aggregate grant date fair value for restricted stock and option awards, respectively, granted during fiscal years 2019 computed in accordance with FASB ASC Topic 718. See Note 13 to our consolidated financial statements presented in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC for details as to the assumptions used to determine the grant date fair value of the restricted stock and option awards.

(2)       In 2017 and 2018 we did not provide Jeff Dyer, Jon Mogford, and Steve Gorlin with correct information on tax reporting for equity awards and the corresponding tax liability, which resulted in substantial tax liability and diminution in the value of the compensation paid. As reparations for the lost value we agreed to grant to Jeff Dyer 15,585 restricted stock units, Jon Morford 18,563 restricted stock units, and Steve Gorlin 29,718 restricted stock units, and pay cash compensation to each of them in the amounts listed in the “All Other Compensation” column.

(3)       The service of Mr. Gorlin as a director of the Company ended August 26, 2019.

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(4)       The following table shows the aggregate number of stock option awards and unvested restricted stock awards outstanding on the last day of the fiscal year ended December 31, 2019, for each of the directors named in the director compensation table.

Name	Stock Option Awards	Stock Awards
Peter Cohen	8,624	9,280

Jon Mogford	68,268	—

Jeff Dyer	139,624	—

Willie Bogan	8,624	7,500

Minnie Baylor- Henry	19,329	7,273

Rainer Erdtmann	69,171	—

2019 Director Compensation

For the calendar year ended December 31, 2019, non-employee directors were compensated as follows:

●	Each non-employee director received an annual cash retainer of $45,000;
●	The non-executive Chairman of the Board received an annual fee of $22,500;
●	Our Audit Committee Chairman received an annual fee of $20,000, our Compensation Committee Chairman received an annual fee of $15,000, and our Nominating and Governance Committee Chairman received an annual fee of $10,000;
●	Non-chair members of our Audit Committee received an annual fee of $9,000, our Compensation Committee members received an annual fee of $7,000, and our Nominating and Governance Committee members received an annual fee of $5,000; and
●	Each non-employee director was granted an annual equity award with a value of $175,000 determined under the Black-Scholes formula, which may be issued entirely in stock options exercisable over 10 years that vest, subject to continuing service, in 12 monthly installments beginning one month after the grant date, or 65% in stock options and 35% in restricted stock units that vest, subject to continuing service, in a lump sum one year after the grant date.

All cash fees were payable in quarterly installments. Beginning with the fourth calendar quarter of 2019, each non-employee director may, at his or her option, elect by written notice given to the Company prior to the end of each calendar quarter to take in lieu of cash for all or a portion of the non-employee director’s cash compensation payable for the next calendar quarter the equivalent value in stock options that vest monthly in three installments beginning one month following the grant date exercisable for a term of 10 years, restricted shares that vest monthly in three installments beginning one month following the grant date; or a combination of the foregoing.

2020 Director Compensation

For the calendar year ending December 31, 2020, non-employee directors will be compensated as follows:

●	Each non-employee director will receive an annual cash retainer of $45,000;
●	The Chairman of the Board will receive an annual fee of $80,000 paid quarterly in equity awards;
●	Our Audit Committee Chairman will receive an annual fee of $20,000, our Compensation Committee Chairman will receive an annual fee of $15,000, and our Nominating and Governance Committee Chairman will receive an annual fee of $10,000;

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●	Non-chair members of our Audit Committee will receive an annual fee of $9,000, our Compensation Committee members will receive an annual fee of $7,000, and our Nominating and Governance Committee members will receive an annual fee of $5,000; and
●	Each non-employee director will be granted an annual equity award with a value of $80,000 determined under the Black-Scholes formula, which may be issued entirely in stock options exercisable over 10 years that vest, subject to continuing service, in 12 monthly installments beginning one month after the grant date, or 65% in stock options and 35% in restricted stock awards that vest, subject to continuing service, in 12 monthly installments beginning one month after the grant date, or 100% in restricted stock awards that vest, subject to continuing service, in 12 monthly installments beginning one month after the grant date.

All cash fees are payable in quarterly installments. Not less than three business days prior to the last business day of each calendar quarter a non-employee director may elect by written notice to the Company to take in lieu of cash for all or a portion of the non-employee director’s cash compensation payable for the next calendar quarter the equivalent value determined using the Black-Scholes formula (as applicable) in the form of stock options that vest monthly in three installments beginning one month following the grant date exercisable for a term of 10 years, restricted stock awards that vest monthly in three installments beginning one month following the grant date, or a combination of the foregoing.

Certain Relationships and Related Transactions

In October 2018, we entered into an office lease with Lefrak SBN Limited Partnership covering approximately 7,250 square feet of rental space in the building located at 40 West 57th Street in New York City. The lease is for a term of three years. The annual lease rate is $60 per square foot. Initially we will occupy and pay for only 3,275 square feet of space, and we are not obligated under the lease to pay for the remaining 3,975 square feet covered by the lease unless we elect to occupy that additional space. Comparable annual lease rates for similar office space in the area range between $67 and $110 per square foot. We believe the terms of the lease are very favorable to us, and we obtained these favorable terms through the efforts of Peter A. Cohen, a director, which he provided so that the company he owns, Peter A. Cohen, LLC (“Cohen LLC”), could sublease a portion of the office space.

Initially, we are using three offices and two workstations in the office and share common areas representing approximately 2,055 square feet. Cohen LLC is using approximately 1,220 square feet. The monthly lease payment for 3,275 square feet is $16,377. Of this amount $6,103 is allocated pro rata to Cohen LLC based on square footage occupied. Additional lease charges for operating expenses and taxes are allocated under the sublease based on the ratio of rent paid by us and Cohen LLC to total rent.

Cohen LLC identified two associated entities that may wish to occupy an additional 2,753 square feet of space in the office. Under the terms of the sublease Cohen LLC can add this additional space to the 1,220 square feet occupied, which would bring the total space occupied by us and Cohen LLC to 6,028 square feet. Because a portion of the additional space subleased to Cohen LLC is less private and attractive, we agreed to reduce the overall annual lease rate for the Cohen LLC space to $58.60 per square foot, which means we will be paying an annual lease rate for the space we use of $62.70. Assuming Cohen LLC subleases the additional office space, our annual lease payment to the lessor would be $361,680, and Cohen LLC would pay to us $232,830 under the sublease.

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EXECUTIVE OFFICERS

Current Officers

The following persons are our executive officers and hold the offices set forth opposite their names.

Name	Position(s)
David Seaburg	Chief Executive Officer
Richard Hague	Chief Operating Officer and President
Jacob Patterson	Interim Chief Financial Officer
Cameron Hoyler	General Counsel, Secretary, EVP Corporate Development & Strategy

The following is a summary of the background of each of our executive officers.

David Seaburg, age 50, has served as President of the Company since August 2019. Prior to becoming President, he served as President of Corporate Development for the Company beginning in March 2019, before that a consultant beginning in August 2018, and a director. Prior to March 11, 2019, he served as the Managing Director and Head of Sales Trading at Cowen & Company, a diversified financial services company. Over the course of his 20+ year career at Cowen in both Equity Sales Trading and Trading, Mr. Seaburg advanced to increasingly senior level roles at the firm. In 2006, Mr. Seaburg was named Head of Sales Trading and appointed to the firm’s Equity Operating Committee. Mr. Seaburg was a CNBC Fast Money Contributor and provided regular on-air commentary for the network. Mr. Seaburg holds a Bachelor of Arts degree in Business Finance and Economics from Northeastern University.

Richard Hague, age 59, served as the Chief Commercial Officer of Anika Therapeutics, Inc., from October 2015 to April 2019, when he joined PolarityTE as Chief Operating Officer. From November 2014 to October 2015, Mr. Hague was the Vice President Sales and Marketing at TEI Medical where he was responsible for driving the revenue growth of that corporation’s dermal scaffold product, as well as for the build out of its sales and marketing teams. From 2011 through 2014, Mr. Hague was Vice President Sales, Marketing, and Commercial Operations for Sanofi Biosurgery’s Cell Therapy and Regenerative Medicine group. In this role, Mr. Hague was responsible for the global commercial operations of the group’s products in the orthopedic sports medicine and burn markets. Prior to this, Mr. Hague was the Senior Director and Head of Sales for Genzyme Biosurgery where he headed the U.S. sales team in the orthopedics and sports medicine market. Mr. Hague holds a B.S. in marketing from the University of Connecticut.

Jacob Patterson, age 42, joined the Company in January 2018 and served as Vice President of Finance prior to his engagement as interim Chief Financial Officer at the end of March 2020. From October 2016 to January 2018, Mr. Patterson was a Finance Director with GameStop where he had responsibility for forecasting and budgeting for a division with $700 million in annual revenue and participating in the development of financial policies and controls. For approximately six years prior to October 2016, Mr. Patterson was a Finance Director with Thermo Fisher Scientific, most recently in the Protein and Cell Analysis business unit where he had responsibility for acquisition integration, building a finance and accounting staff, supervising financial controls, financial statement reporting and analysis, and assisting with financial analysis for budgeting and strategic growth. Mr. Patterson earned an MBA (Accounting Emphasis) from Utah State University.

Cameron Hoyler, age 35, was appointed General Counsel in April 2017, EVP Corporate Development & Strategy in May 2018, and Secretary in September 2018. Prior to joining the Company, Mr. Hoyler was an attorney at King & Spalding LLP, where he practiced in the Life Sciences and Product Liability groups from September 2012 to April 2017. Mr. Hoyler represented and counseled clients involved in disputes and transactions in a variety of settings, including product liability, employment, commercial, trademark, real estate, and insurance coverage. While at King & Spalding LLP, Mr. Hoyler devoted the vast majority of his practice to representing clients in the pharmaceutical and medical device industries, including Bristol-Myers Squibb Company, AstraZeneca Pharmaceuticals LP, and McKesson Corporation, in addition to working for clients in other highly-regulated industries, such as Chevron U.S.A. Inc. and Monsanto Company. From September 2010 to September 2012, Mr. Hoyler practiced at the law firm of Filice, Brown, Eassa & McLeod, where his practice included product liability, premises liability, employment, and insurance-related matters. He earned his Bachelor of Arts from the University of Pennsylvania, and his Juris Doctor from the University of San Francisco School of Law.

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Summary Compensation Table

The following Summary Compensation Table sets forth summary information as to compensation paid or accrued to our named executive officers during the fiscal year ended December 31, 2019, the two-month period ended December 31, 2018, and the 12-month period ended October 31, 2018. Our named executive officers include our principal executive officer and the two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of the last completed fiscal year. There is no individual who was not serving as an executive officer at the end of the last completed fiscal year who served as an executive officer during the last completed fiscal year and would have been one of the two most highly compensated executive officers had the individual been serving at the end of the fiscal year.

Name and Principal Position	Period (1)	Salary ($)		Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(2)	All Other Compensation ($)		Total ($)

David Seaburg	2019	265,000	(3)	-0-		1,864,248	(3)	2,860,000	15,163	(4)	5,004,411
President	2018	6,667	(5)	-0-		-0-		-0-	-0-		6,667
	2018	9,238	(5)	-0-		1,347,600	(6)	-0-	-0-		1,356,838

Richard Hague	2019	273,231	(7)	30,000	(8)	1,745,047	(7)	501,123	74,306	(9)	2,623,707
Chief Operating Officer

Paul E. Mann	2019	401,538	(10)	-0-		1,412,428	(10)	-0-	4,938		1,818,904
Former Chief Financial Officer	2018	66,667		-0-		-0-		-0-			66,667
	2018	133,846		75,666		3,971,124		9,682,330			13,862,967

Denver Lough	2019	346,538		-0-		766,000	(11)	-0-	3,008,443	(11)	4,120,981
Former Chief Executive	2018	88,333		-0-		-0-		-0-			88,333
Officer	2018	448,462		1,010,000		2,395,050		9,860,825			13,714,337

(1)       For each person listed the top row is the compensation for the 12-month period ended December 31, 2019, the middle row is the compensation for the two-month period ended December 31, 2018, and the bottom row is the compensation for the 12-month period ended October 31, 2018. Richard Hague joined us in April 2019, so there is no compensation to report for prior periods.

(2)       The figures in these columns represent the aggregate grant date fair value for restricted stock and option awards, respectively, granted during the reported periods computed in accordance with FASB ASC Topic 718. See Note 13 to our consolidated financial statements presented in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC for details as to the assumptions used to determine the grant date fair value of the restricted stock and option awards.

(3)       Effective July 1, 2019, Mr. Seaburg agreed to reduce his salary from an annual base salary of $325,000 to an annual base salary of $162,500 for a two-year period ending June 30, 2021. (See the discussion under the “Narrative Disclosure to Compensation Table,” below.) In exchange for the reduction in salary Mr. Seaburg was granted 114,305 shares of common stock restricted from transfer by reference to continued employment by the Company, and the restriction on transfer lapses with respect to 38,012 shares in March 2020 and the remainder in quarterly installments through June 2021. The salary figure includes $82,500 for the salary that Mr. Seaburg agreed to forego for 2019 in exchange for restricted shares of common stock. Mr. Seaburg will forego an additional $162,500 in 2020 and $80,000 in 2021. The grant date fair value of the restricted stock granted to Mr. Seaburg was $638,596, so the difference between that value and the total amount of salary he agreed to forego over two years is $313,596. The figure in the Stock Awards column of the table includes the total grant date fair value of the restricted shares granted for salary less the $82,500 of salary that Mr. Seaburg agreed to forego in 2019. The salary amount also includes $9,713 of consulting fees paid to Mr. Seaburg prior to his employment on a full-time basis in March 2019.

(4)       This figure includes $15,163 of rental fees we pay for an apartment Mr. Seaburg uses in Salt Lake City.

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(5)       These amounts are consulting fees we paid to Mr. Seaburg under a consulting agreement we agreed to in August 2018.

(6)       This is figure is the grant date fair value of 60,000 restricted shares granted to Mr. Seaburg in August 2018 under our consulting agreement with him. When Mr. Seaburg joined us as a full-time employee, the forfeiture restrictions on 15,000 shares with a value of $336,900 had lapsed and were retained by Mr. Seaburg, and the remaining 45,000 restricted shares were forfeited.

(7)       Effective July 1, 2019, Mr. Hague agreed to reduce his salary from an annual base salary of $370,000 to an annual base salary of $185,000 for a two-year period ending June 30, 2021. (See the discussion under the “Narrative Disclosure to Compensation Table,” below.) In exchange for the reduction in salary Mr. Hague was granted 129,825 shares of common stock restricted from transfer by reference to continued employment by the Company, and the restriction on transfer lapsed with respect to 21,638 shares in 2019 and will lapse on the remaining shares in quarterly installments from March 2020 through June 2021. The salary figure includes $93,923 for the salary that Mr. Hague agreed to forego for 2019 in exchange for restricted shares of common stock. Mr. Hague will forego an additional $185,000 in 2020 and $91,077 in 2021. The grant date fair value of the restricted stock granted to Mr. Hague was $727,020, so the difference between that value and the total amount of salary he agreed to forego over two years is $357,020. The figure in the Stock Awards column of the table includes the total grant date fair value of the restricted shares granted for salary less the $93,923 of salary Mr. Hague agreed to forego in 2019.

(8)       We agreed to pay Mr. Hague a signing bonus of $30,000.

(9)       This figure includes $74,268 of relocation expenses we agreed to pay for Mr. Hague.

(10)      Effective July 1, 2019, Mr. Mann agreed to reduce his salary from an annual base salary of $400,000 to an annual base salary of $200,000 for a two-year period ending June 30, 2021. (See the discussion under the “Narrative Disclosure to Compensation Table,” below.) In exchange for the reduction in salary Mr. Mann was granted 140,351 shares of common stock restricted from transfer by reference to continued employment by the Company, and the restriction on transfer would lapse with respect to 52,631 shares in March 2020 and the remainder in quarterly installments through June 2021. The salary figure includes $101,538 for the salary that Mr. Mann agreed to forego for 2019 in exchange for restricted shares of common stock. Mr. Mann would have forgone an additional $200,000 in 2020 and $98,462 in 2021. The grant date fair value of the restricted stock granted to Mr. Mann was $785,966, so the difference between that value and the total amount of salary he agreed to forego over two years is $385,966. The figure in the Stock Awards column of the table includes the total grant date fair value of the restricted shares granted for salary less the $101,538 of salary that Mr. Mann agreed to forego in 2019. Mr. Mann resigned all positions with the Company at the end of March 2020. (See the discussion under the “Narrative Disclosure to Compensation Table,” below.)

(11)       On August 21, 2019, we reached a settlement with Dr. Denver Lough in connection with the end of his employment with us. The figure under the Stock Awards column of the table is the grant date fair value of 200,000 shares granted as stock awards in the settlement, which are issuable in 18 monthly installments beginning October 1, 2019. The figure under the All Other Compensation column in the table includes $3,000,000 in cash we agreed to pay in the settlement, of which $1,500,000 was paid on October 1, 2019, and the remainder payable in 18 monthly installments beginning November 1, 2019.

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Narrative Disclosure to Summary Compensation Table

David Seaburg’s Employment Agreement

In August 2018 David Seaburg was elected by the Board to serve as a director of the Company. Subsequently the Company entered into a written consulting agreement with Mr. Seaburg pursuant to which he agreed to provide investor relations and other services to the Company over a period of two years for a fee consisting of (i) quarter-annual cash payment of $10,000, (ii) 60,000 restricted stock units issued under the Company equity incentive plan that vest in four equal installments every six months during the term of the agreement subject to continued service, and (iii) an annual award under the Company equity incentive plan of options exercisable over a term of 10 years to purchase common stock in number equal to the number of shares of common stock with a value of $150,000 at the time of the award based on a Black-Scholes calculation. The agreement terminated effective March 11, 2019, when he joined the Company as President of Corporate Development. In August 2019 he was elected President.

The new employment agreement with Mr. Seaburg was effective in March 2019 and was subsequently amended on June 28, 2019. The agreement has an initial term that expires on June 30, 2021, and automatically renews for successive one-year periods unless either party provides the other party with written notice of his or its intention not to renew at least 30 days prior to the expiration of the current term. Mr. Seaburg’s employment agreement provides for an annual base salary of $325,000 from inception to June 30, 2019, $162,500 from July 1, 2019, through June 30, 2021, and $325,000 for any renewal term after June 30, 2021. Mr. Seaburg is eligible for an annual bonus of up to 40% of his base salary as determined at the discretion of the Board. Mr. Seaburg was also granted under the Company’s 2019 Equity Incentive Plan an option to purchase 250,000 shares of Company common stock at a price of $16.50 per share, which vests subject to continued employment in 24 equal monthly installments beginning April 1, 2019, and a restricted stock award representing the right to receive a total of 40,000 shares of common stock that vests, subject to continued employment, in four installments every six months beginning on September 1, 2019. At the time his agreement was amended in June 2019, Mr. Seaburg was granted 114,305 shares of common stock restricted from transfer by reference to continued employment by the Company, and the restriction on transfer lapses with respect to 38,012 shares in March 2020 and the remainder in quarterly installments through June 2021. Mr. Seaburg is entitled to participate in the Company’s insurance and benefit plans on the same basis as other employees of the Company. Effective April 19, 2020, Mr. Seaburg voluntarily agreed to a ten percent reduction in salary along with other executive officers, so his annual salary is now $146,250.

Richard Hague’s Employment Agreement

Richard Hague joined us as Chief Operating Officer in April 2019. The employment agreement with Mr. Hague was effective in April 2019 and subsequently amended on June 28, 2019. The agreement has an initial term that expires on June 30, 2021, and automatically renews for successive one-year periods unless either party provides the other party with written notice of his or its intention not to renew at least 30 days prior to the expiration of the current term. Mr. Hague’s employment agreement provides for an annual base salary of $370,000 from inception to June 30, 2019, $185,000 from July 1, 2019, through June 30, 2021, and $370,000 for any renewal term after June 30, 2021. Mr. Hague is eligible for an annual bonus as determined at the discretion of the Board, with a target of 50% of the base salary. The Company agreed to pay Mr. Hague a signing bonus of $30,000 in two equal installments on the effective date of the engagement and September 1, 2019. On the effective date of his engagement, Mr. Hague was granted under the Company’s 2019 Equity Incentive Plan (a) an option to purchase 65,000 shares of Company common stock at an exercise price of $10.82 per share that vests subject to continued employment in 24 equal monthly installments beginning May 8, 2019, and (b) a restricted stock award representing the right to receive a total of 35,000 shares of common stock that vests, subject to continued employment, in four installments every six months beginning on October 8, 2019. At the time his agreement was amended in June 2019, Mr. Hague was granted 129,825 shares of common stock restricted from transfer by reference to continued employment by the Company, of which the restriction on transfer lapsed with respect to 21,638 shares in 2019 and will lapse on the remaining shares in quarterly installments from March 2020 through June 2021. Mr. Hague is entitled to participate in the Company’s insurance and benefit plans on the same basis as other employees of the Company. Effective April 19, 2020, Mr. Hague voluntarily agreed to a ten percent reduction in salary along with other executive officers, so his annual salary is now $166,500.

Paul E. Mann’s Employment Agreement

We had a written employment agreement with Mr. Mann dated May 12, 2018, which was effective on June 20, 2018, and subsequently amended on June 28, 2019. The initial term of the agreement was set to expire on June 30, 2021. Mr. Mann’s employment agreement provided for an annual base salary of $400,000 from inception to June 30, 2019, and $200,000 from July 1, 2019, through June 30, 2021. He was eligible to receive a discretionary annual bonus up to 100% of his base salary as determined at the discretion of the Board. On the effective date of his engagement, Mr. Mann was granted under the Company’s 2017 Equity Incentive Plan (a) an option to purchase 350,000 shares of Company common stock at an exercise price of $31.88 that would vest subject to continued employment in 24 equal monthly installments beginning July 20, 2018, and (b) a restricted stock award representing the right to receive a total of 100,000 shares of common stock that would vest, subject to continued employment, in four installments every six months beginning December 20, 2018. At the time his agreement was amended in June 2019, Mr. Mann was granted 140,351 shares of common stock restricted from transfer by reference to continued employment by the Company, and the restriction on transfer would lapses with respect to 52,631 shares in March 2020 and the remainder in quarterly installments through June 2021.

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Mr. Mann resigned all positions with the Company at the end of March 2020. In connection with Mr. Mann’s resignation he entered into the Separation, Transition and Release of Claims Agreement dated March 31, 2020 (the “Separation Agreement”), which provides that Mr. Mann will assist with the transition of his responsibilities to the interim chief financial officer as a non-executive employee until April 15, 2020, Mr. Mann grants to the Company a general release of claims, and the Company accelerates vesting of 200,000 restricted stock awards granted to Mr. Mann in 2019 on May 13, May 15, and May 18, 2020. Furthermore, , Mr. Mann agreed to provide consulting services on finance and related matters after April 15, 2020, at a monthly fee of $1,000. The consulting services ended by mutual consent of the parties on July 6, 2020.

Denver Lough’s Employment Agreement

We had a written Employment Agreement with Denver Lough dated November 10, 2017 (the “Lough Agreement”), which was terminated on August 21, 2019. We paid Dr. Lough a bonus of $150,000 when we signed the Employment Agreement. Dr. Lough’s base salary was $530,000 per year, and he was eligible to receive a bonus in the amount of 100% of annual salary, as may have been determined from time to time by the Board in its discretion, and was eligible to participate in any equity-based incentive compensation plan or program we adopted.

On August 12, 2019, we received from Dr. Lough a written demand claiming that actions taken by the Board to place him on administrative leave, and deprive him of the authority to grant salary raises to employees, approve capital expenditures, engage outside consultants or advisors, and supervise the legal department constituted the assignment of duties that were substantially different from, or that resulted in a substantial diminution of the duties originally assigned to him as Chief Executive Officer, giving him grounds to terminate for “good reason” the Lough Agreement and demanding the foregoing actions be rescinded within 30 days. On August 21, 2019, we reached a settlement resolving Dr. Lough’s demand and his status, which included termination of the Employment Agreement on August 21, 2019, except for specific sections that survive termination, including sections pertaining to (i) non-disclosure of confidential information, (ii) non-competition and non-solicitation, and (iii) indemnification related to service to the Company. The following are the principal terms of the settlement agreement relating to his compensation:

●	Dr. Lough will be paid $1,500,000 in cash on October 1, 2019 and paid an additional $1,500,000 payable in equal monthly installments beginning November 1, 2019 and ending April 1, 2021,
●	All salary under the Employment Agreement ended as of the effective date of his resignation as an officer and director on August 26, 2019,
●	We will award to Dr. Lough 200,000 restricted stock units that vest in 18 equal monthly installments beginning October 1, 2019,
●	All restricted stock units and options to purchase common stock previously granted to Dr. Lough that were unvested on August 26, 2019, ceased to vest on that date, and
●	Dr. Lough is entitled to receive a 5% participation payment on profits generated from commercial transactions (sales or licenses to third parties) associated with U.S. Patent Application No. 14/954,335 and PCT International Patent Application No. PCT/US2015/063114 on and following the final issuance by the USPTO of a United States Patent under U.S. Patent Application No. 14/954,335, all as determined pursuant to the terms and conditions in Section 6(B) of the EEA.

Dr. Lough has advised us that he believes the settlement between the parties includes an agreement to modify his equity awards previously granted under the Company’s 2017 Equity Incentive Plan to accelerate vesting of all awards and extend the exercise period for the stock options to ten years from the original grant date. We advised Dr. Lough we do not agree that modification to his equity awards was included in the settlement or agreed to by the parties.

Potential Payments Upon Termination or Change-In-Control

Termination Payments

Under our employment agreements with Messrs. Seaburg and Hague we agreed to pay each of them their monthly base salary for a period of nine months following termination by us without “cause.” Our obligation to make any such payments is subject to receiving from the executive a written release, in form and substance reasonably satisfactory to us, whereby the executive waives all claims the executive may have against PolarityTE and its affiliates.

Under the agreements, “cause” means any of the following, as determined by the Board in its reasonable judgment: (i) the commission by the executive of any felony (or any crime involving fraud or moral turpitude or otherwise having a material adverse effect on the Company or any of its affiliates); (ii) theft, conversion, embezzlement or misappropriation by the executive of funds or other assets of the Company or any of its affiliates or any other act involving fraud or dishonesty with respect to the Company (including acceptance of any bribes or kickbacks or other acts of self-dealing); (iii) intentional, grossly negligent or unlawful misconduct by the executive which causes harm to the Company or its affiliates or exposes the Company or its affiliates to a substantial risk of harm; (iv) the violation by the executive of any law regarding employment discrimination or sexual harassment as reasonably determined by the Board after a reasonable investigation into any allegation, charge or lawsuit (and not merely based solely on the existence of such allegation, charge or lawsuit); (v) the failure by executive to comply with any material policy generally applicable to Company employees; (vi) executive’s repeated failure to follow the reasonable directives of the chief executive officer; (vii) the failure to devote full business time to the Company’s affairs; (viii) any other material breach by the executive of the employment agreement or any other agreement or policy relating to employment with the Company or applicable to the executive (including the failure by the executive to devote adequate on-site time at the Company’s principal offices); or (ix) the Company’s discovery that, prior to the executive’s employment, he engaged in any conduct prohibited by clauses (i) through (iv) immediately above.

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Change in Control Plan

On August 6, 2019, the Board adopted a change in control compensation plan for our named executive officers and other senior executives. The plan provides that our executive officers that have been employed the Company for at least 90 days shall receive severance benefits upon the involuntary termination of their employment within six months after a change of control. A change in control occurs if: (i) any person (other than Denver Lough) acquires beneficial ownership of 30% or more of either the then-outstanding shares of our common stock, or the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of directors; (ii) persons who currently constitute the Board cease for any reason to constitute at least a majority of the Board; or (iii) consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of our assets, or our acquisition of assets or stock of another entity, in each case, unless, (a) all or substantially all of the individuals and entities who were the beneficial owners of either the outstanding shares of our common stock, or the combined voting power of our outstanding voting securities entitled to vote generally in the election of directors immediately prior to the transaction beneficially own, directly or indirectly, more than 80% of, respectively, our then-outstanding shares of common stock and the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the transaction, (b) no person beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from the transaction, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the transaction, and (c) at least a majority of the members of the board of directors of the corporation resulting from the transaction were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for the transaction.

For any participant in the plan who is designated as the Chief Executive Officer (currently David Seaburg), Chief Operating Officer or President (currently Richard Hague), or Chief Financial Officer (formerly Paul Mann and now Jacob Patterson who serves as Interim Chief Financial Officer), the plan provides for a payment equal to the sum of 1.5 multiplied by the greater of $400,000 or base annual salary, and 1.5 multiplied by the greater of $400,000 or the target bonus established in an annual executive target bonus plan in effect on the Termination Date. For any other participant, the plan provides for a payment equal to the sum of 1.0 multiplied by the greater of $350,000 or base annual salary, and 1.0 multiplied by the greater of $350,000 or the target bonus established in an annual executive target bonus plan in effect on the Termination Date.

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Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2019, to each of the executive officers named in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
David	3-11-2019	93,750	156,250	16.5	3-11-2029	30,000	78,000
Seaburg	7-1-2019					114,035	296,491
	8-6-2019					175,000	455,000

Richard	4-8-2019	21,666	43,334	10.82	4-8-2029	26,250	68,250
Hague	7-1-2019					108,187	281,286
	8-6-2019					175,000	455,000

Paul E.	6-20-2018	262,500	87,500	$31.88	6-20-2028	25,000	$65,000
Mann	9-20-2018	13,541	8,125	$20.12	9-20-2028	5,833	$15,166
	7-1-2019					140,351	364,913
	8-6-2019					175,000	455,000

Denver	8-26-2019					166,667	$433,334
Lough						-	-
						-	-

(1)       All stock options listed vest in 24 monthly installments beginning one month following the grant date.

(2)       Market value is based on closing stock price of $2.60 on December 31, 2019

New Officer

Jacob Patterson was engaged by the Company as its Interim Chief Financial Officer on March 31, 2020. Mr. Patterson’s starting annual salary was $260,000. Effective April 19, 2020, he voluntarily agreed to a ten percent reduction in salary along with other executive officers, so his annual salary is now $234,000. Mr. Patterson is entitled to participate in the Company’s insurance and benefit plans on the same basis as other employees of the Company.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if either we or the brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements, and information statements. Once stockholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

Those stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

●	stockholders whose shares are registered in their own name should contact our transfer agent, Equity Stock Transfer Company, and inform them of their request by calling them at 212-575-5757 or writing them at 237 W. 37th Street, Suite 602, New York, New York 10018; and
●	stockholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their requests, and such stockholders should be sure to include their name, the name of their brokerage firm, and their account number.

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2021 ANNUAL MEETING DATE; STOCKHOLDER PROPOSALS

The Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”) is scheduled to be held on June 15, 2021.

Stockholders of the Company seeking to nominate candidates for election as directors at or bring business before the 2021 Annual Meeting must provide timely notice thereof in writing to the Company’s Secretary. Under Article I, Section 5 of the Company’s Bylaws, to be timely, a stockholder’s notice with respect to business to be brought before the 2021 Annual Meeting must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the date of that meeting. In order for a stockholder’s notice to be in proper form, it must include: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees.

A stockholder seeking to bring a proposal before the 2021 Annual Meeting and include the proposal in the Company’s proxy statement must also comply with all applicable SEC Rules. Under SEC Rule 14a-8, a proposal must be received at the Company’s principal executive offices a reasonable time before the Company begins to print and send its proxy materials because the date of the 2021 Annual Meeting is more than 30 days from the date of the 2020 Annual Meeting. Consistent with the notice requirement described in the preceding paragraph, the Company has determined that a proposal should be received at the Company’s principal executive offices not less than 60 days prior to the date of the 2021 Annual Meeting in order to be considered submitted a reasonable time before the Company prints and sends its proxy materials and be eligible for inclusion in the Company’s proxy materials relating to the 2021 Annual Meeting. Upon receipt of a stockholder proposal, the Company will determine whether to include the proposal in the proxy materials in accordance with applicable SEC Rules.

The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board. Generally, a proxy may confer discretionary authority to vote on any matters brought before an annual meeting if the Company did not have notice of the matter at least 45 days before the date on which the Company first sent its proxy materials for the prior year’s annual meeting and a specific statement to that effect is made in the proxy statement or form of proxy. Any written notice required as described in this paragraph must have been given by September 20, 2020, for matters to be brought before the Annual Meeting. The date of the 2021 Annual Meeting will be changed more than 30 days from the 2020 Annual Meeting date so a proxy may confer discretionary authority to vote on a matter brought before 2021 Annual Meeting if notice of the matter to be brought before the 2021 Annual Meeting is not received a reasonable time before the Company sends its proxy materials for the 2021 Annual Meeting. Consistent with the notice requirement described above in this section, the Company has determined that a notice of the matter should be received at the Company’s principal executive offices not less than 60 days prior to the date of the 2021 Annual Meeting.

Any written notice to be given with respect to matters set forth in the three prior paragraphs of this “2021 Annual Meeting Date; Stockholder Proposals” section must be sent to the Company’s Corporate Secretary, PolarityTE, Inc., 1960 S 4250 W, Salt Lake City, UT 84104. At our annual meeting each year, our Board submits to stockholders its nominees for election as directors. In addition, the Board may submit other matters to the stockholders for action at the annual meeting.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the best judgment and in the discretion of the persons voting the proxies.

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ANNEX A

POLARITYTE, INC.

2020 STOCK OPTION AND INCENTIVE PLAN

(As Amended November [__], 2020)

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the PolarityTE, Inc. 2020 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of PolarityTE, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 9.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the Fair Market Value shall be the closing price of the Stock reported on such exchange and, if there is no closing price reported for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price reported.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Registration Date” means the date upon which the registration statement on Form S-1 that is filed by the Company with respect to its initial public offering is declared effective by the Securities and Exchange Commission.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

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“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)       Administration of Plan. The Plan shall be administered by the Administrator.

(b)       Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)       to select the individuals to whom Awards may from time to time be granted;

(ii)       to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)       to determine the number of shares of Stock to be covered by any Award;

(iv)       to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v)       to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)       subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii)       at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)       Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company including the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

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(d)       Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award, which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e)       Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law or under the Company’s certificate of incorporation or bylaws or any directors’ and officers’ liability insurance coverage that may be in effect from time to time or any indemnification agreement between such individual and the Company.

(f)       Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)       Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 5,000,000 (the “Initial Limit”), subject to adjustment as provided in Section 3(b), plus on January 1, 2021 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by the lesser of (i) four (4) percent of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or (ii) such lesser number of shares as determined by the Administrator (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2021 and on each January 1 thereafter by the lesser of the Annual Increase for such year or such lesser number of shares as determined by the Administrator, subject in all cases to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any awards under the Plan that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)       Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

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(c)       Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested or exercisable immediately prior to the effective time of the Sale Event may become fully vested and exercisable as of the effective time of the Sale Event at the discretion of the Administrator, all other Awards with time-based vesting, conditions or restrictions may become fully vested and non-forfeitable as of the effective time of the Sale Event at the discretion of the Administrator, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or less than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such employees, Non-Employee Directors and Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.

SECTION 5. STOCK OPTIONS

(a)       Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

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(b)       Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant, or (iii) the Stock Option is otherwise compliant with Section 409A.

(c)       Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)       Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)       Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

(i)       In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)       Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan, such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)       By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv)       With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

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(f)       Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a)       Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)       Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c)       Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d)       Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7. RESTRICTED STOCK AWARDS

(a)       Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) or achievement of pre-established performance goals and objectives.

(b)       Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)       Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

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(d)       Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNITS

(a)       Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate). Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b)       Election to Receive Restricted Stock Units In lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c)       Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d)       Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

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SECTION 10. CASH-BASED AWARDS

The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. DIVIDEND EQUIVALENT RIGHTS

(a)       Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b)       Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. TRANSFERABILITY OF AWARDS

(a)       Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)       Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c)       Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

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(d)       Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13. TAX WITHHOLDING

(a)       Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)       Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income earned in respect of the Award. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 14. SECTION 409A AWARDS

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 15. TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)       Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(b)       For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i)       a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

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(ii)       an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. The Administrator is specifically authorized to exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect the repricing of such Awards through cancellation and re-grants. To the extent required under the rules of any securities exchange or market system on which the Stock is listed or to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 17. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18. GENERAL PROVISIONS

(a)       No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)       Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

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(c)       Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)       Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)       Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f)       Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon the date that the Company’s shareholders approve this Plan if such shareholder approval occurs before the first anniversary of the date the Plan is adopted by the Board. No grants of Stock Options and other Awards may be made hereunder after the later of the tenth anniversary of the Effective Date or the tenth anniversary of the latest material amendment of this Plan and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 20. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: October 25, 2019, and October 1, 2020

DATE APPROVED BY STOCKHOLDERS: December 19, 2019, and November [__], 2020

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POLARITYTE, INC. - COMMON

CONTROL # → 0000000000000000

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	For	Withhold
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Nominees		
01 Peter A. Cohen		

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0000473416_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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POLARITYTE, INC.
Annual Meeting of Stockholders
November 19, 2020 10:00 AM MST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David Seaburg and Richard Hague, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of POLARITYTE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM MST, on 11/19/ 2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

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0000473416_2 R1.0.1.18